BOARD ADVISORY AGREEMENT

          This Board Advisory Agreement (“Agreement”) is made and entered into as of the 18th day of April, 2012 by and between XcelMobility Inc., a Nevada corporation (the “Company”), and Jack Zwick, an individual (“Advisor”). In consideration of the mutual promises contained herein, the parties agree as follows:

1.             Services and Compensation.

               (a) Advisor does hereby consent to act as a Director of the Company and to perform for the Company the services (“Services”) described in Exhibit A attached hereto.

               (b) In consideration for the Services, the Company will: (i) issue Advisor three hundred and sixty thousand (360,000) shares of Company common stock (the “Restricted Stock”) subject to the conditions hereinafter provided; (ii) pay Advisor two thousand five hundred dollars ($2,500) per month commencing April 1, 2012; provided, however, that the monthly cash payment to Advisor shall be payable once the Company has closed a debt and/or equity financing of at least two million dollars ($2,000,000) (the “Financing”); and (iii) provide Advisor with one (1) round trip business class airline ticket per year to China to attend Company meetings. It is expressly agreed and understood that the cash compensation payable to Advisor pursuant to Section 1(b)(ii) shall accrue on a monthly basis prior to the Financing and that all such accrued amounts shall be payable to Advisor within thirty (30) days of the completion of the Financing.

               (c) Other than as set forth in Section 1(b) above, any and all additional compensation payable to Advisor shall be as approved by the Company’s Board of Directors and shall be consistent with compensation provided to other independent members of the Company’s Board of Directors and in accordance with Company policy.

2.             Provisions Regarding Restricted Stock.

               (a) Vesting of Restricted Stock and Stock Certificates.

                         (i) Vesting. The right to unrestricted ownership in the Restricted Stock under this Agreement shall vest with respect to 1/8th of the total number of shares of Restricted Stock per quarter from the Vesting Commencement Date (as defined below) such that all of the Restricted Stock shall vest on January 1, 2013, subject to Advisor’s continuous service, as described in Section 2(a)(ii) below. As used herein, the “Vesting Commencement Date” shall be April 1, 2012. All unvested Restricted Stock shall vest immediately upon a merger, sale or consolidation of the Company (except to a wholly-owned subsidiary for the purpose of changing domicile or name) or upon Advisor’s death.

                         (ii) Permitted Forfeiture of Unvested Restricted Stock. Advisor acknowledges that if the Restricted Stock has not vested in accordance with Section 2(a)(i) at such time as Advisor is no longer serving as either a non-employee director of, an employee of, or active consultant providing services to the Company or any of its subsidiaries, the Restricted Stock shall immediately be forfeited and all rights of the Advisor to such Restricted Stock shall terminate without further obligation on the part of the Company. Upon the forfeiture of any Restricted Stock, such forfeited Restricted Stock shall be immediately transferred to the Company without further action by the Company. The Restricted Stock may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent that the Restricted Stock is subject to vesting and in the event of termination of employment with or services to the Company or any subsidiary for any reason.

                         (iii) Deliveries by the Company. A certificate evidencing the Restricted Stock shall be issued by the Company in Advisor’s name, pursuant to which Advisor shall have voting rights and shall be entitled to receive all dividends unless and until the shares of Restricted Stock are forfeited pursuant to this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Stock, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company for safekeeping until all vesting and forfeiture restrictions lapse pursuant to the terms of this Agreement. Upon the lapse of the vesting and forfeiture restrictions, the Company shall cause a new certificate or certificates to be issued without legend in the name of Advisor.

                    Notwithstanding any other provisions of this Agreement, the issuance or delivery of the Restricted Stock under this Agreement (whether vested or unvested) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any federal or state securities law or regulation. The Company shall not be obligated to (a) issue or deliver any Restricted Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange, (b) qualify the issuance of the Restricted Stock in any jurisdiction, or (c) register the shares of Restricted Stock with the SEC.

               (b) Reservation of Shares. The Company agrees that prior to the issuance of the Restricted Stock represented by this Agreement, there shall be reserved for issuance such number of the Company’s authorized and unissued shares as shall be necessary to allow for the issuance of the Restricted Stock issuable hereunder.

               (c) Suspension and Cancellation of Stock.

                         (i) In the event the Company reasonably believes Advisor has committed an act of misconduct including, but limited to acts specified below, the Company may suspend Advisor’s right in his unvested Restricted Stock granted hereunder pending final determination by the Board of the Company (the “Board”). If Advisor is determined by the Board to have:

                              (1) committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company or a subsidiary;

                              (2) deliberately disregarded the rules or policies of the Company or a subsidiary which resulted in loss, damage or injury to the Company or a subsidiary;

                              (3) made any unauthorized disclosure of any trade secret or confidential information of the Company or a subsidiary;

                              (4) induced any partner, collaborator, client or customer of the Company or a subsidiary to break any contract with the Company or a subsidiary or induced any principal for whom the Company or a subsidiary acts as agent to terminate such agency relations;

                              (5) engaged in any substantial conduct which constitutes unfair competition with the Company or a subsidiary; or

                              (6) violated any requirement of the Foreign Corrupt Practices Act or any analogous foreign regulations,

neither Advisor nor Advisor’s estate shall be entitled to shares of unvested Restricted Stock. The determination of the Board shall be final and conclusive. In making its determination, the Board shall give the Advisor an opportunity to appear and be heard at a hearing before the full Board and present evidence on Advisor’s behalf.

               (d) Advisor Representations.

                         (i) Purchase for Own Account. Advisor represents that he is acquiring the Restricted Stock solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Restricted Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

                         (ii) Information and Sophistication. Advisor hereby: (x) acknowledges that he has received all the information he has requested from the Company and he considers necessary or appropriate for deciding whether to acquire the Restricted Stock, (y) represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Restricted Stock and to obtain any additional information necessary to verify the accuracy of such information and (z) further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of this investment.

                         (iii) Ability to Bear Economic Risk. Advisor acknowledges that investment in the Restricted Stock involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Restricted Stock for an indefinite period of time and to suffer a complete loss of his investment.

                         (iv) Further Assurances. Advisor agrees and covenants that at any time and from time to time he will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal laws or other regulatory approvals.

               (e) Restricted Securities. Advisor understands that the Restricted Stock are characterized as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”) inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Restricted Stock, absent an effective registration statement, can only be sold pursuant to an exemption from registration, such as Rule 701 or Rule 144 of the Securities Act. Advisor understands that the Company is under no obligation to register any of the securities sold hereunder.

               (f) Restrictive Legends and Stop-Transfer Orders.

                         (i) Legends. Advisor understands and agrees that the Company will place the legend set forth below, as applicable, or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by state or federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Advisor and the Company or any agreement between Advisor and any third party:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VESTING AND FORFEITURE RESTRICTIONS AS SET FORTH IN THAT CERTAIN BOARD ADVISORY AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

                         (ii) Stop Transfer Instructions. Advisor agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

                         (iii) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Restricted Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Restricted Stock, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Restricted Stock have been so transferred.

          (g) Securities Law And Other Regulatory Compliance. The Company shall not be obligated to issue any Restricted Stock with respect to this Agreement unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. Advisor may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares acquired with respect to this Agreement shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Agreement.

3.             Confidentiality.

               (a) “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, services, current and prospective clients, client lists, markets, processes, financial information, marketing, or other business information developed by the Advisor pursuant to this Agreement or disclosed by the Company either directly or indirectly in writing, orally or by drawings.

               (b) Advisor will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company’s Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Advisor further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Confidential Information does not include information which (i) is known to Advisor at the time of disclosure to Advisor by the Company as evidenced by written records of Advisor, (ii) has become publicly known and made generally available through no wrongful act of Advisor, or (iii) has been rightfully received by Advisor from a third party who is authorized to make such disclosure. Without the Company’s prior written approval, Advisor will not directly or indirectly disclose to anyone the contents of this Agreement.

               (c) Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that Advisor owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

               (d) Upon the termination of this Agreement, or upon the Company’s earlier request, Advisor will deliver to the Company all of the Company’s property or Confidential Information that Advisor may have in Advisor’s possession or control.

4.             Ownership. Advisor agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, made or discovered by Advisor, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Advisor may be directed to undertake, investigate or experiment with, or which Advisor may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder are the sole property of the Company.

5.             Term and Termination.

               (a) Either party may terminate this Agreement immediately for breach or upon thirty (30) days prior written notice for no reason. In addition, this Agreement shall terminate in the event of the resignation or removal of Advisor from the Company’s Board of Directors in accordance with the Company’s Bylaws, as amended.

               (b) Upon such termination all rights and duties of the parties toward each other shall cease except: Sections 3 (Confidentiality) and 6 (Independent Contractor) shall survive termination of this Agreement.

6.             Independent Contractor. Advisor shall perform the Services hereunder as an independent contractor. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement, and Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Advisor further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay in withholding taxes or similar items or (ii) resulting from Advisor’s being determined not to be an independent contractor.

7.             Miscellaneous.

               (a) Entire Agreement. This Agreement is the entire agreement of the parties and supersedes any prior or contemporaneous agreements whether oral or written between them with respect to the subject matter hereof. This Agreement may be changed only if agreed to in writing by both parties.

               (b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

               (c) Severability; Conflicts. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

               (d) Waiver. The waiver of any term or condition contained in this Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

               (e) Assignment. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Advisor without the express written consent of the Company.

               (f) Governing Law. This Agreement shall be governed by the laws of the State of Nevada, excluding its conflicts of laws provisions.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

XCELMOBILITY INC., a Nevada corporation

By:

Name:	Ronald Edward Strauss
Executive Chairman of the Board of Directors

ADVISOR:

JACK ZWICK

By:

EXHIBIT A

SERVICES

Services.	Advisor will render to the Company the following Services:
  Serve on the Board of Directors of the Company